Exhibit 99.1

CONTACT:

Kiley F. Rawlins, CFA

Divisional Vice President

(704) 849-7496

krawlins@familydollar.com

http://www.familydollar.com

For Immediate Release

FAMILY DOLLAR ANNOUNCES SETTLEMENT OF

STOCKHOLDER DERIVATIVE LITIGATION

MATTHEWS, NC, June 22, 2007 – Family Dollar Stores, Inc. announced today that it has reached an agreement for settlement of all stockholder derivative actions alleging that certain stock option grants had been “backdated.”  The settlement is subject to court approval.

The settlement terms generally provide for certain corporate governance reforms, consisting principally of the following: (i) improved processes for the approval of stock option grants; (ii) adoption of categorical standards for director independence; (iii) adoption of a majority vote policy for uncontested elections of directors; (iv) the election of two additional independent directors; (v) provisions for recovery of cash bonus payments made to executive officers in the event of any future financial restatements resulting from intentional misconduct; and (vi) provisions for minimum stock ownership levels by Company officers.  In addition, the settlement includes the agreement of each of Howard R. Levine, Chairman and CEO, R. James Kelly, President and COO, George R. Mahoney, Jr., a director and former officer of the Company, and C. Martin Sowers, a Company officer, that an aggregate of 210,000 stock options held by them will be relinquished.  While there has been no finding of wrongdoing in connection with the grant of such options, the Company has determined that settlement of the pending litigation is in the best interest of the Company and these individuals have agreed to the relinquishment of stock options to aid in such settlement.

The Company expects to record approximately $5.7 million in the third quarter of fiscal 2007 for previously unplanned costs and expenses related to the litigation and its settlement, including $3.5 million for an award of attorneys’ fees to counsel for the plaintiffs.

The Company has adopted or will implement programs with respect to the impact of certain tax issues on employees under Section 409A of the Internal Revenue Code as a result of its previously reported determination that some stock options were incorrectly accounted for.  These programs will not have a material financial impact on the Company.  The Company is continuing to provide information to and otherwise cooperate with the Securities and Exchange Commission in connection with its informal inquiry into this matter.

Forward – Looking Statements

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future.  Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements, including, but not limited to: developments in legal or regulatory guidance regarding stock option grants and related accounting, tax or securities matters; further developments in the stockholder derivative actions; the outcome of the SEC’s informal investigation; other litigation or governmental investigations or proceedings resulting from the Company’s stock option practices; the results of the Company’s review of such practices; related resulting accounting charges; the settlement of the stockholder derivative action; and the risks that may be associated with the claims or proceedings related to such matters. Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

About Family Dollar

With more than 6,300 stores in a 44-state area ranging as far northwest as Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States.  Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-six years.  Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.

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